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(0:00) Investors, welcome back to the channel.

(0:02) We have Wes Matthews from NEOS today.

(0:05) How are you doing, Wes?

(0:06) I'm great, Spencer.

(0:07) Thanks.

(0:08) There is a lot going on.

(0:10) And this is a video a lot of people are really, they want to know.

(0:16) They want to know what's happening with NEOS and this acquisition with Goldman Sachs.

(0:19) So if you could just start off first by giving us a little bit of your background, (0:23) your position at NEOS, and then we'll jump straight into the questions.

(0:26) Sure.

(0:27) Yeah, happy to.

(0:27) So yeah, Wes Matthews, I'm Senior Managing Director here at NEOS, (0:30) Head of Investment Strategy. (0:33) I've been in the, I'd say, derivatives-based ETF space for a little over a decade now.

(0:38) Prior to that, I was a derivatives trader as well and portfolio manager.

(0:41) So yeah, it's been amazing to be part of, I guess, (0:45) nascent as well as really quickly growing part of the marketplace. (0:49) And the growth has been wild, but we will definitely get into that.

(0:53) So the first question is, what did Goldman Sachs agree to acquire? (0:57) And what is the reason that NEOS agreed?

(1:01) Yeah. (1:01) So as you probably have read in the press release, as well as some of the information, (1:06) it's on our website as well, if you haven't seen it yet. (1:08) But we agreed to the acquisition by Goldman Sachs, asset management side, (1:14) that will be full acquisition of NEOS going forward, assuming the proxy goes through.

(1:18) You know, they will be similar to how, or sorry, (1:22) similar to how Innovator has been bought by Goldman in the past year. (1:26) I think that says now Innovator by or from Goldman Sachs asset management. (1:31) Probably be very similar here, where it'll be NEOS from Goldman Sachs asset management.

(1:35) Some of those details are still in process because this is so new. (1:38) But, you know, we're very excited about the partnership and the unified vision (1:43) our two firms have in continuing to grow the space. (1:46) It's a really, really exciting bit of news.

(1:49) And it's unique because, I mean, I've been in the ETF space for a long time. (1:52) I've never seen something like this happen, at least to this scale. (1:56) So it's very new for a lot of investors.

(1:58) And we just have so many questions. (2:00) But we'll just continue into it. (2:02) So when is the transaction expected to close? (2:05) Yeah, so we're targeting first quarter of 27.

(2:09) That's a target, obviously. (2:10) And really, that comes down to the proxy vote. (2:13) We need people to vote their shares.

(2:15) And the proxy vote has to go through for that to officially close. (2:18) But that's the goal at this point. (2:20) Excellent.

(2:20) And we will touch more on the proxy vote in further questions. (2:24) There's a lot of details that go into that. (2:26) And it is, again, a unique experience for a lot of the retail side.

(2:30) One big question is, why is Goldman Sachs buying an ETF issuer (2:34) instead of building these strategies in-house?

(2:37) Yeah, I think that's a great question. (2:39) And Goldman's been pretty open about this in some of their statements and press releases. (2:43) But they've had tremendous success building their own ETF lineup up to this point.

(2:48) But they're also very quick to acknowledge the space is growing quickly. (2:51) And there's firms like ours out there that have done things a little bit different (2:54) and grown in short order. (2:56) And it's a way to really fast-track their growth into the options-based space.

(3:00) They did the same thing with Innovator. (3:01) They saw value there. (3:03) They had some similar funds and acquired them.

(3:06) And they've done the same thing here with NEOS, (3:07) which is just fast-tracking their ability to grow into the space (3:10) and complete their lineup. (3:11) What will happen with the current lineup of NEOS ETFs?

(3:15) So the current lineup of the 19 funds we have now will continue. (3:19) We don't have any imminent plans to change anything from that standpoint.

(3:23) And in fact, we do plan to add to that. (3:26) We have a number of funds in registration, (3:27) as well as a couple more coming according to our product plan. (3:30) So things will be continuing as normal.

(3:32) You'll see more NEOS funds come to market, (3:34) hopefully in the next six months, I'd say, for sure, if not sooner. (3:39) And even beyond that, we plan to continue to accelerate that. (3:41) Especially with the help of Goldman behind us.

(3:44) That is great news. (3:45) And kind of going off that question, (3:47) will NEOS continue to launch funds under their own name?

(3:50) Yeah, that is the plan at this point. (3:52) Obviously, we still have to have the discussions with Goldman.

(3:55) But if you take Innovator as sort of a roadmap for how that was done before, (4:00) there's still funds coming out under Innovator, (4:02) saying Innovator from Goldman Sachs Asset Management. (4:05) I would assume that it'll be the same for us, (4:07) where it'll be a NEOS from Goldman Sachs Asset Management. (4:10) But again, that can all change down the road.

(4:12) But at this point, that's the plan. (4:15) And is the entire NEOS team joining? (4:18) I know it was mentioned in the Goldman Sachs (4:20) that Troy and Garrett will be. (4:21) Is it the entire team?

(4:23) It is, yeah.

(4:24) We had a meeting this morning about it. (4:25) They're excited for our whole team. (4:28) We're only 35 people at this point.

(4:30) So there aren't a ton of us, (4:32) but everyone is very excited to be part of this. (4:34) I know they're excited to bring everyone in house (4:37) and continue going forward and growing. (4:39) That's great news, great news.

(4:41) So if I already own a NEOS ETF, (4:44) does anything change for me either right away now (4:47) or when the acquisition goes through? (4:51) If it goes through, I should specify?

(4:53) Sure, yeah. (4:53) No, the plan at this point is to keep everything as it is. (4:56) You shouldn't see any major changes at all in the product lineup.

(5:01) Once the acquisition is completed (5:03) and the proxy vote goes through, assuming it goes through, (5:06) then you might see some of those branding changes (5:08) we talked about just in terms of NEOS (5:10) from Goldman Sachs, Asset Management. (5:13) But at that point, we'll be more closely working together hand in hand.

(5:18) Excellent.

(5:19) And Goldman is large. (5:20) We discussed this. (5:21) It's over, I think we said over $100 billion in AUM (5:24) for their ETFs alone.

(5:27) What new opportunities might NEOS have (5:29) once you guys have partnered with Goldman Sachs Asset Management?

(5:33) Yeah, I think we'll work very closely with them (5:36) as well as other firms they've acquired, (5:37) like Innovator to figure out (5:39) how do the products we currently have fit together? (5:42) What new products can we bring to the marketplace (5:44) that don't overlap with something that's already in the lineup?

(5:46) As you mentioned, they are already quite large (5:48) and will be significantly more after this. (5:52) So I think it's going to be working closely together (5:54) with their product team, the other product teams involved (5:57) and just figuring out what's next for us. (5:59) What's the next thing that completes the lineup, (6:01) not just our own lineup, (6:02) but the combined lineup of all these firms.

(6:06) Excellent. (6:06) One really important piece for, (6:08) this might be specific just to me. (6:10) A lot of people love the NEOS website, how it functions.

(6:14) Is that going to remain intact?

(6:16) For the foreseeable future, it'll stay the same as it is. (6:19) You can see if you go on there now, (6:21) there's an announcement. (6:22) We recorded a video, a couple updates.

(6:24) But at this point, it's going to be the same as it's been. (6:28) Again, that could change going forward as well. (6:30) But for now, the plan is to be the same.

(6:33) Excellent. (6:33) And I want to specify, (6:35) anyone looking for more answers or whatnot, (6:37) go check out that post on the NEOS website. (6:40) There's tons of good information.

(6:41) There's a phenomenal Q&A section (6:43) where they answer a lot of the questions (6:45) that we're discussing in this video, (6:46) but some they go a little more in depth (6:48) on certain topics and whatnot. (6:50) It's really, really helpful. (6:51) And it's the first place I went to (6:52) when I heard about the news.

(6:53) Goldman also has a release that has a lot of information. (6:55) So if you guys are looking for more info, (6:57) go check out the websites. (6:59) What about social medias? (7:01) Are those going to be staying the same? (7:02) I know the X account is fairly large (7:04) and investors utilize that for news and such.

(7:08) Yeah, I mean, for now, everything is the same. (7:10) We continue to create content, (7:12) like this video, for instance, (7:14) or the announcement video we made. (7:16) In conjunction with Goldman, (7:17) we continue to have these partnerships.

(7:19) The plan is to continue the website as well. (7:21) We'll be working closely with their team (7:23) and their own compliance and all that. (7:24) But at this point, nothing's changing, (7:27) nor do I know of any plans to necessarily change that.

(7:30) Great news. (7:31) Great news for sure. (7:32) We touched on Innovator a little bit.

(7:35) So Innovator, I believe it took place, (7:36) the acquisition was a little over a year ago, (7:38) sometime around there?

(7:40) Yeah, I believe it completed in April. (7:42) I think it was announced last fall, (7:44) but then the proxy vote and all that, (7:46) like we'll talk about, went through, (7:47) and that was completed in April.

(7:50) Excellent.

(7:50) And so how does the acquisition of NEOS (7:53) fit in with Innovator? (7:54) I would say, I haven't spoken about Innovator funds (7:57) on the channel, (7:57) but I'm sure people are going to be really curious (7:59) about what they offer as well.

(8:00) Yeah, so Innovator is another options-based ETF shop. (8:05) A lot of my background was actually spent (8:07) working on those products.

(8:09) I worked for the sub-advisor (8:10) who worked closely with Innovator before. (8:12) Those are essentially using the same kind of building blocks (8:15) we have here, (8:16) but putting them together for a different purpose, (8:18) more purposeful in terms of downside protection. (8:21) Now they do have some upside products as well, (8:23) but the core of what they do and have sold (8:25) is that buffer defined outcome type payoff structure (8:28) where you get exposure to markets (8:29) and you have a defined protection level to the downside.

(8:33) So it's a little bit more of a, (8:35) you know, left tail risk principle protection, (8:38) tilt versus income generation like we focus on. (8:41) Again, same building blocks, (8:42) but just put together for a different payoff profile.
(8:46) Excellent.

(8:46) And that's part of it. (8:47) There's a lot of funds (8:49) and when you really get into the details of them, (8:51) the functions are pretty different. (8:53) I just put out a video talking about (8:55) some of the Goldman funds (8:56) and there's some misconceptions about similarities, (8:59) but really it's interesting how (9:00) there's so many ETFs that all fit different purposes.

(9:04) I think that's very, very interesting. (9:06) And jumping into our next segment, (9:09) talking about Goldman (9:10) or continue to talk about Goldman, (9:11) why are banks like Goldman (9:12) expanding into the option-based income ETFs right now? (9:18) Yeah, I mean, Goldman, as we mentioned, (9:20) has had a tremendous success (9:22) in terms of growing their ETF business (9:23) under their asset management arm. (9:25) I'm going back quite a few years now.

(9:27) Their growth has been kind of outstanding (9:29) compared to a lot of peers. (9:30) And as we mentioned, (9:31) they've been interested in the space. (9:32) They've launched some buffered products.

(9:34) They've launched some income products (9:35) and then seeing the success, (9:37) seeing the feedback from investors and allocators (9:39) that they like this and want more of it. (9:41) And this was a way to accelerate that (9:43) and quickly jump in acquiring NEOS, (9:46) and acquiring Innovator, (9:47) bringing a whole bunch of products to that lineup (9:50) without having to go through the process (9:51) of launching that many funds, (9:53) educating, just short-circuiting that process (9:56) in many ways to quickly get to be a major player (10:00) in that part of the space. (10:02) Great, and a very important question.

(10:06) Do any of these funds between NEOS, (10:09) between Goldman and Innovator, (10:10) do they clash? (10:11) How is that going to look?

(10:14) I wouldn't say they clash. (10:15) I wouldn't use that. (10:16) I would say they are, if anything, (10:18) somewhat complementary of each other.

(10:19) We talked about Innovator (10:21) is more on the protective side of things. (10:23) We have some protective funds as well. (10:24) We've talked about SPI-H and QQH on the channel before.

(10:28) We're generating income there. (10:29) We'll give you some measure of protection (10:30) on the downside. (10:33) It's somewhat unique (10:34) because we're doing income and protection.

(10:36) Most of the Innovator funds are more focused (10:38) just on the protection element. (10:40) In terms of Goldman, (10:42) obviously they have some income funds (10:43) that we compete with historically. (10:45) There's differences there between those funds.

(10:47) Some are more income-heavy than others. (10:50) We have a little bit higher distribution rates (10:52) in some of their funds. (10:53) Theirs might be a little bit more focused on NAV growth.

(10:55) There's some differences there (10:57) that aren't necessarily competing. (11:00) They're different flavors of something (11:02) in the same vein, I would say. (11:04) I like that.

(11:05) I like the use of the term complementary (11:07) because that's what it is. (11:08) There's funds for everybody (11:10) depending on what you're looking for. (11:13) That's a really good breakdown.

(11:16) I think we touched on this a little bit. (11:18) The NEOS, having you guys come on the channel, (11:20) on other YouTube channels (11:21) and doing the education on your funds, (11:23) is that likely to continue (11:25) as we roll forward into the acquisition?

(11:28) Yeah, I think so. (11:29) Sorry, repeat that question.

(11:31) I'm thinking of something else.

(11:32) No, no problem at all. (11:35) With NEOS coming on different YouTube channels (11:37) with the education segment, (11:39) is that likely to continue (11:40) as we roll into the acquisition?

(11:43) We plan to, yes.

(11:44) I don't anticipate that looking too different. (11:48) Obviously, we're going to work closely (11:49) with Goldman and their team (11:50) to make sure that they're comfortable (11:51) with how we do things. (11:53) They are fully supportive of education.

(11:56) Education is a huge part of what we do, (11:57) as you all know, through things like this. (12:00) Goldman is very committed as well (12:01) to making sure that investors (12:03) and allocators are educated (12:04) in how things are done. (12:06) We plan to continue to work (12:07) very closely with them (12:08) as well as this community (12:09) to make sure people know (12:10) what they're investing in and getting into.

(12:13) Excellent. (12:14) That was a big question I was getting (12:15) in the private community, (12:17) again, on all the social medias. (12:18) Is NEOS going to keep (12:19) coming on the channel? (12:20) Because it is really useful for retail (12:22) to even just have follow-ups, (12:24) talking about the new funds (12:25) and giving us an understanding.

(12:26) I mean, I've been really appreciative of it. (12:29) And NEOS was, (12:29) you guys were some of the first (12:30) to really push and do that. (12:32) And I think that has had a big impact on, (12:35) you know, the community (12:35) just wants to hear from you guys more.

(12:37) We love it, honestly. (12:39) I love it, of course. (12:41) What did the Goldman CEO say (12:43) about the strategic rationale (12:44) for the acquisition of NEOS? (12:47) Yeah, so David did post publicly.

(12:49) He was excited about the acquisition. (12:51) I actually pulled it up (12:52) so I don't misquote him. (12:53) But yeah, he said, (12:54) you know, NEOS' disciplined (12:55) investment approach (12:56) is highly complementary (12:57) to our capabilities across buffer, (12:59) managed outcome and income strategies.

(13:01) So I think, you know, (13:03) from my own perspective (13:04) and the team's perspective, (13:05) it's an exciting vote of confidence (13:07) to hear that from David directly (13:09) and the rest of the team over there, (13:10) that they love what we do. (13:12) They love how we do it. (13:13) And they love the same vision we have (13:15) in terms of educating (13:16) and continuing to grow the space.

(13:19) That's really important, I think. (13:22) And I think that, you know, (13:24) NEOS, you guys have built up (13:25) a very solid reputation. (13:26) I will say that from my comments, (13:28) from videos that I put out.

(13:30) You guys are one of the most talked about (13:32) issuers on my channel. (13:33) And that was one thing (13:34) I know a lot of people (13:35) were worried about (13:35) who aren't as familiar. (13:37) It's not a knock on Goldman whatsoever, (13:39) but you guys have built up this lineup (13:41) and this trust within the community.

(13:43) And you never know (13:43) what happens with acquisitions (13:45) or what could happen, I should say. (13:47) So that was really important. (13:48) And I was glad (13:48) that he put out that statement, (13:50) just kind of reassuring.

(13:51) Like, you know, they've, (13:52) they're acquiring NEOS for a reason. (13:54) And I think a lot of the retail (13:56) was happy to hear that as well. (13:58) So this, we're going to get (13:59) into some of the details (14:00) of the deal itself, (14:02) which is probably going to be new (14:03) for a lot of the retail side, (14:04) myself included.

(14:06) What regulatory steps need to happen (14:09) before the deal is finalized? (14:11) Yeah, so obviously (14:12) the announcement's been made publicly. (14:15) Which is important (14:16) for that to be public info (14:17) before anything is disclosed, (14:19) especially as they're (14:20) a publicly traded company. (14:21) Now, the next step is a proxy process.

(14:24) So you'll hear from us. (14:26) I mean, we'll put out (14:26) some information and resources (14:27) as much as we're able to (14:28) to explain how that works to folks. (14:30) But at some point, (14:31) you should expect (14:32) if you're a shareholder (14:33) to hear from a third party group (14:35) that we work with (14:36) to help facilitate that proxy vote.

(14:38) And it's basically reach out to say (14:40) you're a shareholder. (14:42) You own some shares. (14:43) Do you, you know, (14:44) how do you want to vote in this matter (14:45) in terms of approving the deal (14:47) to go through or not? (14:49) And so that's the important process (14:51) to make sure that (14:51) that the acquisition is completed.

(14:55) And so this proxy vote, (14:56) because I get, I'll be honest, (14:58) I get a lot of mail (14:58) from all the different issuers. (15:01) I barely read it. (15:02) Sometimes I get these thick packets (15:04) and I just, (15:05) especially at the position (15:06) small in my portfolio, (15:07) I'm not going to go through (15:08) all the nitty gritty details.

(15:09) So the proxy vote, (15:11) is that going to be specifically (15:12) on just the acquisition itself (15:14) or will it be like ETF dependent (15:16) on the transferring of assets or ETFs, (15:19) something along those lines?

(15:20) Yeah, it's relative to your specific (15:22) ownership of your shares. (15:24) So in my own account, (15:25) I own other shares (15:26) of other companies as well. (15:27) And occasionally there's a proxy vote (15:29) for those particular shares that I own.

(15:31) Same is true here. (15:32) Like it'll be specific to the shares (15:33) you actually own, (15:34) not just the overall deal. (15:36) And so accordingly, (15:38) you mentioned getting big packets of mail.

(15:40) Like we're working with a firm (15:42) that's very good at this. (15:44) And we also want to be (15:45) as tech savvy as we can be (15:47) in this process, (15:48) make it as easy for folks as we can. (15:49) And so we're working with a group (15:52) that's going to make this (15:53) hopefully as easy as possible for people.

(15:55) I know I own some shares (15:57) of another acquisition (15:58) and it was really easy for me. (16:00) So I'm hoping that's the same here. (16:01) It was just click, click, click.

(16:03) And it's great. (16:04) That will be much better (16:06) than having to recycle (16:06) 200 sheets of paper. (16:09) And so the proxy vote, (16:11) do we have a timeline on that? (16:13) Will it happen sooner (16:14) or will it be closer (16:14) to the actual finalization of the deal?

(16:17) The process will start fairly soon.

(16:19) I don't have the exact date (16:20) of when it'll start, (16:20) but it does start soon (16:21) because it takes a while (16:22) to reach out and connect with everybody (16:24) or the majority of everybody (16:26) who's out there that does own shares. (16:28) So very cool. (16:29) That's yeah, that's important.

(16:30) Because I was just curious. (16:31) I'm like, when does that (16:31) actually take place? (16:34) Can you touch on some of the pros (16:36) that will come along (16:38) with being acquired by (16:39) such a large asset (16:40) management company like Goldman? (16:42) I mean, even expanding (16:43) further than what we've (16:44) talked about before.

(16:46) Sure.

(16:46) Yeah. (16:47) I mean, it's a lot of the basic things (16:48) that you'd expect. (16:49) Again, very small firm (16:51) joining with a very large firm (16:53) while still remaining intact (16:54) within that acquiring firm.

(16:56) And so for us, it's exciting (16:58) because as you build a firm up, (16:59) you know, you get to a scale (17:01) where you're very large (17:02) and you're having to build out (17:04) whole departments and teams (17:05) and operations to try to keep up (17:07) with that rapid growth. (17:08) This is a way for us to quickly (17:10) have all that immediately (17:12) from an amazing partner like Goldman, (17:14) who's been doing this for decades. (17:16) And so it's an easy jump (17:17) for us on an operational standpoint, (17:19) education standpoint, (17:20) resources standpoint, (17:22) outreach standpoint.

(17:23) Like I mentioned earlier, (17:24) they're operating in 30 countries. (17:26) I think that's going to give us (17:27) a lot of opportunities (17:28) that we don't currently have as well. (17:30) Product development.

(17:31) I know they're super excited (17:32) to work with us (17:33) and the investment team here (17:34) to continue to build (17:35) new products and ideas. (17:37) You know, and they have access (17:38) to things we don't and vice versa. (17:40) And the way we run our businesses (17:41) and bringing those together (17:42) just opens a ton more doors (17:44) for both parties.

(17:46) Yeah, that's a really good answer. (17:47) That's one thing (17:47) I'm really excited for. (17:49) I'm always excited (17:49) about the future of ETFs, (17:51) but I'm really curious (17:52) how the acquisition, (17:53) you know, impacts everything.

(17:55) And it'll just be great. (17:56) I love making videos on it, of course. (17:57) So it'll give additional content, (17:59) which is always great.

(18:01) One part of the deal (18:02) that I think is really important (18:03) is it said that it's (18:05) tied to performance (18:07) and retention targets. (18:09) Can you give us an idea (18:10) of what that means?

(18:11) Sure. Yeah.

(18:12) I mean, some of those details (18:13) aren't necessarily public, (18:14) but the gist there (18:16) is that there are incentives (18:17) to keep everybody aligned (18:18) on a go forward basis. (18:20) And this may answer (18:21) some of your other questions (18:22) in terms of, you know, (18:23) are people staying around? (18:24) Are they going away? (18:26) You know, Goldman wants everybody here (18:27) to be involved in the next phase. (18:29) And so a lot of that is around (18:31) how do you keep people engaged (18:32) and involved and motivated to grow?

(18:34) And that is our goal.

(18:35) That's their goal, obviously, as well. (18:37) And so a lot of the details (18:40) of that are motivated (18:41) by continuing to grow together (18:42) going forward. (18:44) I love that.

(18:45) I love that. (18:45) Our last question (18:47) is very, very important (18:49) to me specifically, (18:51) as well as to retail (18:52) with the growth of ETFs. (18:54) So ETFs are growing in popularity (18:56) very rapidly.

(18:57) We can even touch on NEOS’ numbers. (18:59) You guys were founded in 2022 (19:02) and you've amassed, (19:03) I think we said, $33 billion in AUM. (19:05) Is that correct, Wes?

(19:06) Yeah, we just crossed $33 this week.

(19:08) Yes. (19:09) Just crossed $33 billion, (19:10) which is, that's amazing. (19:13) And we're seeing a lot of growth, (19:15) especially in the income generation side.

(19:17) What does this merger show (19:19) about just the future (19:21) of income ETF investing?

(19:24) A few things, I would say. (19:26) One is that, you know, (19:28) income investing is (19:30) very attractive, obviously. (19:31) We've seen rapid growth.

(19:32) We've seen a number (19:33) of competitors come to market. (19:34) We've seen Goldman (19:34) also be in the space. (19:37) It's confirmed that it's (19:38) something that people want (19:40) and is probably going to continue (19:41) to be something that's desirable (19:42) as people try to plan (19:43) for income needs, (19:45) retirement needs, et cetera.

(19:47) I think the bigger takeaway is also (19:50) there's always room for innovation. (19:53) When you look at the ETF space, (19:55) you feel like, (19:56) it kind of feels like we've exhausted (19:57) most of what there is out there. (19:58) But then you see new structures (20:00) and new spaces come to market, (20:02) especially like this.

(20:03) Income is not brand new, (20:05) but doing it in the way (20:06) we've been able to do it (20:07) is a novel concept. (20:08) And so there will always be innovation (20:11) and there will always be (20:12) assets and allocators (20:14) looking for what's new and novel (20:15) and makes sense for them (20:16) on a go-forward basis. (20:17) And so I think it's really interesting.

(20:19) I know in their press release, (20:20) they said, you know, (20:21) this is the next step for us. (20:23) I don't know what that means (20:24) for them in the future, (20:25) but it seemed open-ended as well. (20:27) And so I do think the space (20:29) is going to continue to grow and evolve.

(20:32) Yeah, really excited about it.

(20:34) That's excellent. (20:35) It sounds like they're, (20:36) in a way, (20:36) betting on the income side growing (20:38) because in Innovator, (20:39) they're all income funds as well.

(20:40) Do they have any growth? (20:42) Innovator is not really (20:43) income funds predominantly. (20:44) They have some income funds, (20:45) but they're mostly protective funds. (20:47) They're defined outcome.

(20:49) They're more principle protection focused (20:50) as opposed to income, (20:52) where that's really (20:52) what we bring to the table (20:53) from a focus standpoint. (20:56) Excellent. (20:57) So moving forward, (20:59) what should investors be waiting for? (21:01) Is it just going to be that proxy vote (21:03) being the next step?

(21:05) Yeah, that would be the next step (21:06) is you'll probably hear from us, (21:08) either on the website (21:09) or through a third party (21:11) or through Goldman Sachs as well.

(21:13) I mean, they're going to be working (21:13) on this closely with us also. (21:15) So you'll hear from one of us (21:16) in terms of what the next steps (21:18) will be probably shortly.

(21:20) Great.

And the website, (21:21) the best place to go to for information, (21:23) the press releases (21:24) and things of that sort? (21:25) Yeah, anything in the interim (21:26) that's available, (21:27) we'll try to keep up to date (21:28) on the website. (21:29) We have a whole page (21:30) on the press release. (21:31) The news, FAQs, the video, (21:33) as soon as the proxy (21:34) information is available, (21:35) that'll be on there as well.

(21:37) Excellent. (21:37) And there's a NEOS podcast as well. (21:40) Is that correct? (21:40) We do.

Yeah. (21:41) We publish a podcast every month. (21:44) Tom Lydon usually helps out with that.

(21:46) And yeah, we'll keep people up (21:48) to date through that as well. (21:50) Excellent. Well, I want to say (21:50) thank you so much, Wes, (21:51) for coming on the channel.

(21:52) I know you guys are probably (21:54) as busy as ever (21:55) with everything going on. (21:56) And I really appreciate you (21:57) taking the time to fill us in (21:59) on what's happening, (21:59) on what this means. (22:00) And with everything, it's a lot.

(22:03) We really do appreciate having you on.

(22:05) Thanks, Spencer. (22:05) I appreciate the support.

***************

The Goldman Sachs Group, Inc. (“Goldman Sachs”) has entered into an agreement to acquire Neos Investments LLC, the parent company of NEOS Investment Management, LLC (“NEOS”). NEOS serves as investment adviser for the series of NEOS ETF Trust (the “Trust,” and the series thereof, the “Funds”). In connection with the acquisition, shareholders of the Funds will be asked to approve: (1) a new investment advisory agreement between the Trust, on behalf of each Fund, and NEOS; and (2) the election of nominees to the Board of Trustees of the Trust (the “Proposals”).

The NEOS ETF Trust and its trustees, officers and nominees for trustees, NEOS and its affiliates and their officers and employees, and other persons, including Goldman Sachs and certain of its affiliates, are considered participants in the solicitation of votes (the “Participants”) in the forthcoming proxy statement. More detailed information regarding the Participants, including a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC.

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. On or about August 17, 2026, the Trust on behalf of its series (the “Funds”) will file with the SEC a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. Investors and security holders are strongly advised to read the proxy statement and the related materials on Schedule 14A that will be filed by the Trust with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the proxy statement (once it becomes available) may be obtained free of charge at www.neosfunds.com.

These materials may contain forward-looking statements relating to the business and financial outlook of the Funds that are based on the Funds' current expectations, estimates, forecasts and projections and are not guarantees of future performance. There is no assurance that a Fund will achieve its investment objective. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could causeactual results to differ materially from the forward-looking statements contained in these materials.

About the NEOS Funds

Each series of the Trust is an exchange-listed and exchange-traded fund that seeks high income through options based strategies. The Trust currently offers three groups of ETFs: equity high income ETFs, boosted high income ETFs and high income alternatives. For more information visit www.neosfunds.com.

About Goldman Sachs

Goldman Sachs is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

About Goldman Sachs Asset Management

Goldman Sachs Asset Management is the primary investing area within Goldman Sachs, delivering investment and advisory services across public and private markets for the world’s leading institutions, financial advisors, and individuals. The business is driven by a focus on partnership and shared success with its clients, seeking to deliver long-term investment performance drawing on its global network and deep expertise across industries and markets. Goldman Sachs Asset Management is a leading investor across fixed income, liquidity, equity, alternatives, and multi-asset solutions. Goldman Sachs oversees approximately $4 trillion in assets under supervision as of June 30, 2026. Follow us on LinkedIn.

Assets Under Supervision (AUS) includes assets under management and other client assets for which Goldman Sachs does not have full discretion.

About NEOS Investments

Founded in 2022, NEOS Investments offers ETFs that aim to deliver the next evolution of options strategies, where seeking income is the outcome. Built on decades of research and experience, NEOS ETFs aim to empower investors with portfolio building blocks that provide monthly income, tax efficiency, and diversification through data-driven options-based ETFs. NEOS Investments’ shareholder base includes Aretex Capital and investor Tom Lydon.

Contacts:

Goldman Sachs Media Relations

Mary Athridge

+1 212 902 5400

mary.athridge@gs.com

Goldman Sachs Investor Relations

Jehan Ilahi

+1 212 902 0300

jehan.ilahi@gs.com

NEOS Investments

neos@bursonbuchanan.com